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                                                                   EXHIBIT 10.8

                                   AMENDMENT

        This Amendment ("Amendment") entered into this ________ May, 1991, by and between Comair Holdings, Inc., a Kentucky corporation ("Company") and David
R. Mueller ("Mueller").

                                  WITNESSETH:

        WHEREAS, Comair, Inc. and Mueller have entered into a Restated Employment Agreement dated as of June 1, 1988;

        WHEREAS, Comair, Inc. assigned the Restated Employment Agreement ("Agreement") to the Company; and

        WHEREAS, Company and Mueller desire to amend the Agreement;

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

        1.  Section 9 is hereby amended in its entirety to read as follows:

        "9.  EARLY TERMINATION.

                a. Notwithstanding anything to the contrary herein, the Company shall have the right at any time, at its sole option, to terminate Mueller's employment hereunder without cause upon thirty (30) days prior written notice; provided, however, if Mueller's employment is terminated pursuant to this Section 9, Company shall pay Mueller, and Mueller shall accept in full satisfaction of Company's obligations under this Agreement, an amount equal to the base salary in effect at the termination date computed for a period of three (3) years, payable in a lump sum payment within fifteen (15) days following termination; provided, further, in the event of a "change of control" of the Company (as hereinafter defined), this Agreement shall be deemed terminated as of the date of the change of control, and the Company shall pay to Mueller the payment required under this Section; provided, further, Mueller shall have the right to waive the termination and payment due hereunder upon execution of a revised Employment Agreement with the Company, in form and substance satisfactory to Mueller. "Change in Control" shall be deemed to occur if any person or affiliated group acquires more than Twenty-Five Percent of the outstanding common stock of the Company. Mueller hereby acknowledges that as a condition of his right to receive the payments provided for in this Section
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                9, he will be required and hereby agrees to execute and deliver to Company a form of release and any other documents reasonably requested by Company to acknowledge full satisfaction by Mueller of Company's obligations under this Agreement.

                "b. If Mueller's employment is terminated due to death, Company shall, thereafter, pay to the estate or legal representative of Mueller an amount equal to the payment due under Section 9(a) hereof upon termination of this Agreement."

        2. The Company and Mueller here ratify the terms and provisions of the Agreement which shall remain in full force and effect except as herein modified.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                        COMAIR HOLDINGS, INC.


                                        By:
- ----------------------------------         ----------------------------------
Witness


- ----------------------------------      -------------------------------------
Witness                                 David R. Mueller
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                         RESTATED EMPLOYMENT AGREEMENT

        THIS RESTATED EMPLOYMENT AGREEMENT ("Agreement") is dated as of June 1, 1988 by and between COMAIR, INC. an Ohio corporation ("Company") and DAVID R. MUELLER ("Mueller")

                              W I T N E S S E T H:

        WHEREAS, the Company and Mueller entered into an Employment Agreement dated December 23, 1983 which they desire to amend and restate; and

        WHEREAS, Company desires to continue to employ Mueller as President and Chief Executive Officer, and Mueller desires to continue to perform such duties;

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

        3. EMPLOYMENT. The Company does hereby continue to employ Mueller, subject to the terms and conditions hereinafter contained, as an executive employee with the title of President and Chief Executive Officer or such other executive title or titles as determined by the Board of Directors of Company, and Mueller accepts such employment upon the terms and conditions herein contained.

        4. TERM. The term of this Agreement shall be for three (3) years, which shall commence on June 1, 1988, and shall terminate on May 31, 1991, unless sooner terminated in accordance with the provisions hereof; provided, however, on May 31 of each year during the term commencing in 1989, this Agreement shall be extended for an additional year unless either party shall give thirty (30) days prior written notice not to automatically extend the terms for an additional year.

        5.  DUTIES AND RESPONSIBILITIES.

      a. Mueller agrees during the term of his employment hereunder to use his best efforts, skills and abilities to promote Company's business and interests and to perform such duties consistent with his appointment as President and Chief Executive Officer as may be assigned to him by the Board of Directors of Company or the Executive Committee of the Board of Directors. Mueller shall maintain communication with the Chairman and the Board of Directors of Company concerning his areas of responsibility and shall supply it with written reports, business plans, budgets, forecasts and other studies concerning the business of Company as he shall prepare from time to time during his
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employment by the Company hereunder, which reports, plans, budgets, forecasts and other studies shall be implemented only with the approval of the Board of Directors.

        b. Mueller agrees to abide by any and all rules and regulations governing the transaction of business as the Board of Directors of Company may from time to time adopt or approve.

        6. ELECTION AS DIRECTOR AND OFFICER. It is contemplated that Mueller will continue to be elected as a member of the Board of Directors and as Chief Executive Officer of Company and will be retained in such posts throughout his employment by Company.

        7. COMPENSATION. Company shall pay Mueller in full payment for any and all services rendered by him hereunder, including, without limitation, all services as an officer or Director or both of Company, its subsidiaries or affiliates, at an annual rate of Two Hundred Fifteen Thousand Dollars ($215,000), subject to increase at the sole discretion of the Board of Directors and payable in accordance with the customary payroll practices of Company (but not less often than monthly). If Mueller's salary is increased by the Board of Directors, such increased salary shall become the minimum amount of compensation payable to Mueller under this Agreement, and will not be reduced thereafter. Mueller shall also remain a participant in the Company's Management incentive Compensation Plan (the "Plan"), and shall be eligible to receive bonuses thereunder in accordance with the terms of the Plan.

        8. ADDITIONAL EMPLOYMENT BENEFITS. Mueller shall be entitled to participate in all benefits made generally available by Company to its Executive Offices during the period covered by this Agreement, including, without limitation, vacations, pension plans, profit sharing plans, hospitalization insurance, health and accident insurance, disability insurance, group term life insurance, and all other fringe benefits which may be provided by Company for its Executive Officers during the term of employment.

        9. INDEMNIFICATION. Company shall indemnify and hold Mueller harmless for any actions taken or decisions made by him in good faith while performing services in his capacity as President, Chief Executive Officer or Director of Company during the term of this Agreement. To the extent permitted by law, Company shall pay, indemnify, and hold Mueller harmless from any liability, cost or expense (including, without limitation, reasonable attorneys' fees) incurred by him in the defense of any claim, proceeding or action arising out of his performance of services for Company, or out of his status as an Officer or Director of Company. Company will use its best efforts to obtain coverage for Mueller under any insurance
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now in force or hereafter obtained during the term of this Agreement covering any employee, officer or director of Company. Notwithstanding the foregoing, Company does not intend to and shall not indemnify Mueller for any act or omission by him constituting fraud or willful misconduct.

        10. TERMINATION. Mueller's rights under this Agreement shall continue until expiration of the term under Section 9 hereof, unless prior thereto: (i) Mueller dies; (ii) Mueller is dismissed without cause pursuant to Section 9 hereof; (iii) Mueller is dismissed for cause as defined in Section 10 hereof; or (iv) Company determines that Mueller has become disabled, as provided in
Section 11 hereof.

        11.  EARLY TERMINATION.

             a. Notwithstanding anything to the contrary herein, the Company shall have the right at any time, at its sole option, to terminate Mueller's employment hereunder without cause upon thirty (30) days' prior written notice; provided, however, if Mueller's employment is terminated pursuant to this
Section 9 Company shall pay Mueller, and Mueller shall accept in full satisfaction of Company's obligations under this Agreement, an amount equal to the base salary in effect at the termination date for a period of two (2) years, payable in a lump sum payment within fifteen (15) days following termination; provided further in the event of a "change of control" of the Company (as hereinafter defined), this Agreement shall be deemed terminated as of the date of the change of control, and the Company shall pay to Mueller the payment required under this Section; provided, further, Mueller shall have the right to waive the termination and payment due hereunder upon execution of a revised Employment Agreement with the Company, in form and substance satisfactory to Mueller. "Change in control" shall be deemed to occur if any person or affiliated group acquires more than Twenty-Five Percent of the outstanding common stock of the Company. Mueller hereby acknowledges that as a condition of his right to receive the payments provided for in this Section he will be required and hereby agrees to execute and deliver to Company a form of release and any other documents reasonably requested by Company to acknowledge full satisfaction by Mueller of Company's obligations under this Agreement.

             b. If Mueller's employment is terminated due to death, Company shall, thereafter, pay to the estate or legal representative of Mueller an amount equal to the payment due under Section 9(a) hereof upon termination of this Agreement.
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        12.  TERMINATION FOR CAUSE.

             a. Anything herein to the contrary notwithstanding, Company shall have the right to terminate Mueller's employment hereunder for cause, as such terms are defined in the following section.

             b.  For the purpose of this Section 10, the term "cause" means
(i) fraud, misappropriation, embezzlement, intentional and material damage to the property of Company; or (ii) material breach of any of the provisions of this Agreement described in Section 12.

             c. Upon termination of Mueller's employment for cause pursuant to this Section 10, Mueller shall not be entitled to receive any further compensation other than accrued benefits under profit sharing or pension plans, if any, and shall be completely relieved of his position as an officer of Company, its subsidiaries and affiliates, and Mueller covenants and agrees to deliver at the termination date all resignations necessary to effect the foregoing.


        13.  DISABILITY.

             a. If, during the term of this Agreement, Mueller contracts an illness or other disability which prevents performance by him of his duties as an Executive Officer for a consecutive period of six (6) months or more, then Company at its option, may at any time thereafter terminate this Agreement by serving thirty (30) days written notice thereof on Mueller and this Agreement shall terminate and come to an end upon the date set forth in said notice as if such date were the termination date of this Agreement. If prior to the date specified in such notice, Mueller's illness or incapacity shall have been terminated and he is physically and mentally able to perform his duties as an Executive Officer and shall have taken up and is performing such duties on a full time basis, he shall be entitled to resume employment hereunder as though such notice had not been given.

             b. During any period of disability and prior to the termination of this Agreement as in this Section provided, Mueller shall continue to be paid in full by Company in accordance with the provisions of Section 5, except that Company shall deduct from Mueller's compensation as herein provided an amount equal to any disability insurance payments received by Mueller for such period pursuant to disability insurance policies paid for and maintained by Company for the benefit of Mueller.
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             c.  If there should be any dispute between the parties as to
Mueller's physical or mental disability at any time, such questions shall be settled by the majority opinion of three impartial, reputable physicians, one of whom shall be selected by Company, another by Mueller, and the third by the two physicians selected by Company and Mueller. The certificate of two such physicians as to the matter in dispute shall be final and binding on the parties.

        14.  CONFIDENTIALITY AND NON-COMPETITION.

             a. Mueller will not at any time during the term of this Agreement or thereafter, except as authorized by Company, divulge, furnish or make accessible to any person, firm, corporation or other entity, any such confidential and sensitive information and any other information not otherwise publicly available which he presently possesses or which he may obtain during the course of his employment with respect to the business, customers and affairs of Company or any subsidiary or affiliate of Company or trade secrets, developments, know-how methods or other information and data pertaining to practices, equipment, developments or any confidential or secret aspect of the business of Company or any subsidiary or affiliate of Company, and that all such matters and information shall be kept strictly and absolutely confidential. Mueller, upon termination of his employment, irrespective of the time, manner or cause of termination, will surrender and deliver to Company all lists, books, records and data of every kind relating to or in connection with the business of Company or any subsidiary or affiliate of Company, and all property belonging to Company and any subsidiary or affiliate of Company.

             b. During the term of this Agreement and, in the event that Mueller's employment with Company is terminated for any reason other than a change in control as defined in Section 9 hereof, for a period of two (2) years after such termination, Mueller shall not, directly or indirectly, engage in or contract with others to engage in any business enterprise, line of work, consulting contract, joint venture or other arrangement which conducts a business or businesses substantially similar to the business conducted by Company in any area in which Company or any of its affiliates or subsidiaries provides or plans to provide air transportation to the public. Mueller acknowledges that the geographic area covered hereby, and the period and nature of the agreed restrictions are reasonable and necessary for the protection of the business of Company. All provisions of this paragraph concerning non-competition are severable; and while it is the intention of the parties that all of said provisions shall be enforceable, if any one of the same shall be held to be
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unenforceable in whole or in part, the remainder shall continue to be in full force and effect.

        15. IRREPARABLE INJURY. Mueller acknowledges that his compliance with his duties and obligations under Section 12 is necessary to protect the goodwill and other proprietary interests of Company and the purposes and essence of this Agreement. Mueller acknowledges that a breach of his duties and obligations under Section 12 will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law; and agrees that, in the event of any breach of any of the aforesaid duties and obligations, Company and its successors and assigns shall be entitled to injunctive or other equitable relief and to such other and further relief as may be proper.

        16. ASSIGNMENT AND SUCCESSORS IN INTEREST. To the extent that the obligations provided for herein require the personal performance of Mueller, Mueller's rights, interests and obligations as provided herein may not be assigned. Except as otherwise provided in the immediately preceding section of this sentence, all rights privileges and obligations of the parties hereto shall inure to the benefit of and be binding upon their respective successors, assigns, heirs, executors, administrators and estates.

        17. NOTICE. Any notice required or permitted hereunder shall be given in writing and delivered to the other party by U. S. registered or certified mail; if to Company, at Post Office Box 75021, Greater Cincinnati International Airport, Cincinnati, Ohio 45275; if to Mueller, at P. O. Box 18728, Erlanger, Kentucky, 41018, or such other address as either party may specify in a written notice to the other party.

        18. ENTIRE AGREEMENT AND AMENDMENT. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements, whether written or oral, relating to the object matter herein. Any amendment hereto shall be in writing and executed by the duly authorized representatives of each party.

        19. CHOICE OF LAW. This Agreement shall be construed in accordance with the laws of the State of Ohio.

        20. SEVERABILITY. If any portion of this Agreement shall be held unenforceable for any reason, the same shall not affect the validity or enforceability of the remaining provisions contained herein.
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        21.  HEADINGS.  The section headings used in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


WITNESS:                                     COMAIR, INC.


/s/ RANDY D. RADEMACHER                      BY: /s/ DAVID A. SIEBENBURGEN
- -----------------------                      -----------------------------


/s/ RANDY D. RADEMACHER                      /s/ DAVID R. MUELLER
- -----------------------                      -----------------------------
                                             DAVID R. MUELLER